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                                                                   Exhibit 23.5




PARK ASSOCIATES LIMITED


We consent to the reference to our firm under the caption "experts" and to the use of our report dated May 28, 1998 and September 22, 1998 included in the Registration Statement (Form S-4) and related Prospectus of SFX Entertainment, Inc. to approve and adopt the Agreement and Plan of Merger between SFX Entertainment, Inc. and The Marquee Group, Inc. and Subsidiaries.




/s/ Grant Thornton
---------------------
GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
Nottingham


January 25, 1999